UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 29, 2022

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 356 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (844) 902-6100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ACER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

On November 29, 2022, Acer Therapeutics Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) for the sale and issuance of an aggregate of 1,229,508 shares (the “Private Placement Shares”) of the Company’s common stock, for an aggregate purchase price of $1,499,999.76, in a private placement transaction (“Private Placement”) at a price per share of $1.22, which represented a 5.2% premium to the $1.16 closing price of the common stock on that day.  The Private Placement Shares were purchased by Chris Schelling, the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors and Stephen J. Aselage, Chairman of the Company’s Board of Directors. The shares of common stock issued in the Private Placement constitute “restricted securities” under the federal securities laws and are subject to a minimum six-month holding period.  The proceeds from the Private Placement will be used by the Company for working capital and general corporate purposes and, together with the Company’s existing cash and cash equivalents, are expected to be sufficient to fund the Company’s anticipated operating and capital requirements through the fourth quarter of 2022.  The Private Placement is scheduled to close on December 2, 2022 and is subject to the satisfaction or waiver of customary closing conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The representations and warranties contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and as of a specific date and were solely for the benefit of the parties thereto.

Forward-Looking Statements

This Item 1.01 contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this Item 1.01 are forward-looking statements. Such statements include statements regarding the sufficiency and duration of the Company’s cash and cash equivalents as well as the consummation of the proposed private placement transaction (which is subject to customary closing conditions).  Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the Company’s actual operating and capital requirements and whether the closing conditions to the proposed private placement transaction are satisfied. The Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. Interested parties should review additional disclosures the Company makes in its filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These documents may be accessed for no charge at http://www.sec.gov.

Item 3.02.Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this report. All of the Private Placement Shares were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended, provided by Section 4(a)(2) as a transaction with accredited investors not involving a public offering.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated November 29, 2022, by and between Acer Therapeutics Inc. and the investors listed on Schedule I thereto.

99.1	Acer Therapeutics Announces $1.5M Private Placement.

104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 30, 2022	ACER THERAPEUTICS INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Financial Officer

3